UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously announced, on November 19, 2013, Visant Corporation (“Visant”) and its subsidiary, Jostens, Inc. (“Jostens”), announced the execution of a Stock Purchase Agreement by and among Jostens, American Achievement Group Holding Corp., (“American Achievement”), Visant (solely with respect to certain provisions thereof), each holder of outstanding equity interests of American Achievement and American Achievement Holdings LLC, in its capacity as Sellers’ Representative (the “Stock Purchase Agreement”).

Visant and Jostens announced on April 17, 2014 that the Federal Trade Commission (FTC) has advised of its vote to block the proposed transaction. The parties have agreed to proceed with a termination of the Stock Purchase Agreement as a result of this decision by the FTC.

A copy of the press release discussing these events is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements which is included in the text of the press release.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

99.1     Press release, dated April 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: April 17, 2014	/s/ Marie D. Hlavaty
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

EXHIBIT LIST

Exhibit No.	Exhibit

99.1	Press release, dated April 17, 2014.